Pilgrim’s Pride Reports Results for First Quarter of Fiscal 2012

GREELEY, Colo., April 27, 2012 – Pilgrim’s Pride Corporation (NYSE: PPC) reported its first quarter 2012 results with net sales of $1.9 billion and Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”) of $101.5 million, which includes non-recurring restructuring charges of $2.9 million. Operating cash flows were a positive $29.4 million for the period. The Company recognized net income of $39.6 million during the first quarter of 2012, resulting in net income of $0.18 per diluted share. This compares to a loss of $119.9 million, or $0.54 per diluted share in the same quarter of the prior year.

“We are encouraged to see the benefits of our strategy and the improvement in our operations over the past year reflected in the best results we have had in the first calendar quarter since 2005,” stated Bill Lovette, Pilgrim’s Chief Executive Officer.

Mr. Lovette added that while the trend is promising, there is no room for complacency. As a company and as an industry, the shift needs to continue towards valuing the whole bird and not relying on high breast meat prices to carry the margin. Volatility in the commodity markets is now the norm and must be considered - along with cost containment – as a standard part of production planning in order to maintain profitability long term.

“We’ve accomplished a lot over the past year and are clearly headed in the direction we want to be. This quarter confirms our belief – the industry can be profitable even at varying grain price points given the right focus on discipline.”

Pilgrim’s financial position reflects a reduction in net debt of $211.5 million, including cash flow and the successful completion of its rights offering during the quarter.

Conference Call Information

A conference call to discuss Pilgrim’s quarterly results will be held today at 6:00 a.m. Mountain (8 a.m. Eastern). Participants are encouraged to pre-register for the conference call using the link below. Callers who pre-register will be given a unique PIN to gain immediate access to the call and bypass the live operator. Participants may pre-register at any time, including up to and after the call start time.

To pre-register, go to:
http://services.choruscall.com/links/ppc120427.html

You may also reach the pre-registration link by logging in through the investor section of our website at www.pilgrims.com and clicking on the link under “Upcoming Events.”

For those who would like to join the call but have not pre-registered, access is available by dialing +1 (877) 270-2148 within the US or +1 (412) 902-6510 internationally and requesting the “Pilgrim’s Pride Conference.” Please note that to submit a question to management during the call, you must be logged in via telephone.

Replays of the conference call will be available on Pilgrim’s website approximately two hours after the call concludes and can be accessed through the “Investor” section of www.pilgrims.com. The webcast will be available for replay through July 27, 2012.

About Pilgrim’s Pride

Pilgrim’s employs approximately 38,500 people and operates chicken processing plants and prepared-foods facilities in 12 states, Puerto Rico and Mexico. The Company’s primary distribution is through retailers and foodservice distributors.

Forward-Looking Statements

Statements contained in this press release that state the intentions, plans, hopes, beliefs, anticipations, expectations or predictions of the future of Pilgrim’s Pride Corporation and its management are forward-looking statements. It is important to note that the actual results could differ materially from those projected in such forward-looking statements. Factors that could cause actual results to differ materially from those projected in such forward-looking statements include: matters affecting the poultry industry generally; the ability to execute the Company’s business plan to achieve desired cost savings and profitability; future pricing for feed ingredients and the Company’s products; outbreaks of avian influenza or other diseases, either in Pilgrim’s Pride’s flocks or elsewhere, affecting its ability to conduct its operations and/or demand for its poultry products; contamination of Pilgrim’s Pride’s products, which has previously and can in the future lead to product liability claims and product recalls; exposure to risks related to product liability, product recalls, property damage and injuries to persons, for which insurance coverage is expensive, limited and potentially inadequate; management of cash resources; restrictions imposed by, and as a result of, Pilgrim’s Pride’s leverage; changes in laws or regulations affecting Pilgrim’s Pride’s operations or the application thereof; new immigration legislation or increased enforcement efforts in connection with existing immigration legislation that cause the costs of doing business to increase, cause Pilgrim’s Pride to change the way in which it does business, or otherwise disrupt its operations; competitive factors and pricing pressures or the loss of one or more of Pilgrim’s Pride’s largest customers; currency exchange rate fluctuations, trade barriers, exchange controls, expropriation and other risks associated with foreign operations; disruptions in international markets and distribution channel, including exports into Russia, the anti-dumping proceeding in Ukraine and the anti-dumping and countervailing duty proceeding in China; and the impact of uncertainties of litigation as well as other risks described under “Risk Factors” in the Company’s Annual Report on Form 10-K and subsequent filings with the Securities and Exchange Commission. Pilgrim’s Pride Corporation undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:	Rosemary Geelan
Pilgrim’s Pride Investor Relations
(970) 506-8192

PILGRIM'S PRIDE CORPORATION
Consolidated Statements of Operations
(Unaudited)

	Thirteen Weeks Ended
	March 25,	March 27,
	2012	2011
	(In thousands, except per share data)
Net sales	$1,888,773	$1,892,476
Costs and expenses:
Cost of sales	1,778,708	1,944,238
Operational restructuring charges	-	1,348
Gross profit (loss)	110,065	(53,110)

Selling, general and administrative expense	45,256	53,248
Administrative restructuring charges, net	2,885	418
Operating income (loss)	61,924	(106,776)

Interest expense	28,245	27,507
Interest income	(274)	(710)
Foreign currency transaction losses (gains)	(5,928)	(2,735)
Miscellaneous, net	(370)	(1,071)

Income (loss) before income taxes	40,251	(129,767)
Income tax expense (benefit)	653	(9,872)
Net income (loss)	39,598	(119,895)
Less: Net income (loss) attributable to
noncontrolling interests	425	865
Net income (loss) attributable to
Pilgrim’s Pride Corporation	$39,173	$(120,760)

Weighted average shares of common stock
outstanding:
Basic	223,562	224,996
Diluted	223,631	224,996

Net income (loss) per share of common stock
outstanding:
Basic	$0.18	$(0.54)
Diluted	$0.18	$(0.54)

PILGRIM’S PRIDE CORPORATION
Consolidated Balance Sheets

	March 25,	December 25,
	2012	2011
	(Unaudited)
	(In thousands)
Cash and cash equivalents	$47,570	$41,609
Restricted cash and cash equivalents	4,684	7,680
Investment in available-for-sale securities	156	157
Trade accounts and other receivables, less allowance
for doubtful accounts	350,832	349,222
Account receivable from JBS USA, LLC	19,406	21,198
Inventories	910,430	879,094
Income taxes receivable	63,884	59,067
Prepaid expenses and other current assets	40,588	52,350
Assets held for sale	50,220	53,816
Total current assets	1,487,770	1,464,193
Investment in available-for-sale securities	591	497
Deferred tax assets	71,099	71,099
Other long-lived assets	51,445	57,921
Identified intangible assets, net	42,656	44,083
Property, plant and equipment, net	1,224,880	1,241,752
Total assets	$2,878,441	$2,879,545

Accounts payable	$293,131	$328,864
Account payable to JBS USA, LLC	8,339	11,653
Accrued expenses and other current liabilities	290,637	281,797
Current deferred tax liabilities	79,328	79,248
Current maturities of long-term debt	15,614	15,611

Total current liabilities	687,049	717,173

Long-term debt, less current maturities	1,249,510	1,408,001
Note payable to JBS USA Holdings, Inc.	-	50,000
Other long-term liabilities	144,906	145,941
Total liabilities	2,081,465	2,321,115
Common stock	2,589	2,143
Additional paid-in capital	1,641,566	1,443,484
Accumulated deficit	(804,772)	(843,945)
Accumulated other comprehensive loss	(45,650)	(46,070)
Total Pilgrim’s Pride Corporation stockholders’ equity	793,733	555,612
Noncontrolling interest	3,243	2,818
Total stockholders’ equity	796,976	558,430
Total liabilities and stockholders' equity	$2,878,441	$2,879,545

PILGRIM'S PRIDE CORPORATION
Selected Financial Information
(Unaudited)

NOTE: “EBITDA” is defined as the sum of income (loss) from continuing operations plus interest, taxes, depreciation and amortization. “Adjusted EBITDA” is defined as the sum of EBITDA plus restructuring charges, reorganization items and loss on early extinguishment of debt less net income attributable to noncontrolling interests. EBITDA is presented because it is used by management and we believe it is frequently used by securities analysts, investors and other interested parties, in addition to and not in lieu of results prepared in conformity with accounting principles generally accepted in the US (“GAAP”), to compare the performance of companies. We believe investors would be interested in our Adjusted EBITDA because this is how our management analyzes EBITDA from continuing operations. The Company also believes that Adjusted EBITDA, in combination with the Company’s financial results calculated in accordance with GAAP, provides investors with additional perspective regarding the impact of certain significant items on EBITDA and facilitates a more direct comparison of its performance with its competitors. EBITDA and Adjusted EBITDA are not measurements of financial performance under GAAP. They should not be considered as an alternative to cash flow from operating activities or as a measure of liquidity or an alternative to net income as indicators of our operating performance or any other measures of performance derived in accordance with GAAP.

	Thirteen Weeks Ended
	March 25,	March 27,
	2012	2011
	(In thousands)
Net loss from continuing operations	$39,598	$(119,895)
Add:
Income tax expense (benefit)	653	(9,872)
Interest expense, net	27,971	26,797
Depreciation and amortization	35,766	50,852
Minus:
Amortization of capitalized loan costs	2,468	2,243
EBITDA	101,520	(54,361)
Add:
Restructuring charges	2,885	1,766
Minus:
Net income attributable to noncontrolling interest	425	865
Adjusted EBITDA	$103,980	$(53,460)